SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                (Name of Registrant as Specified in Its Charter)

                                 MIM CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

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                       EXECUTIVE SUMMARY OF PROPOSALS FOR
                 STOCKHOLDER APPROVAL AT THE 1999 ANNUAL MEETING

The following is a brief summary of the Proposals set forth in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders. We encourage you to carefully read the Proxy Statement. This summary description of the Proposals is qualified in its entirety by the Proxy Statement and any relevant agreements or other documents described in the Proxy Statement.


         PROPOSAL 1:  Election of Directors

                      "To elect six (6) Directors to the Board of Directors ("Board"), each to hold office, subject to the provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws, for a term of between one
                      (1) and three (3) years (as described in Proposal 2 below) and until their respective successors shall have been duly elected and qualified."


         o This proposal simply requests the re-election of the Company's existing Board of Directors--

              Rich Friedman, Scott Yablon, Lou Luzzi, Dick Cirillo, Lou DiFazio and Michael Kooper.

         o THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

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         PROPOSAL 2:  STAGGERED BOARD

                      "To approve an amendment to the Company's Restated Certificate of Incorporation to divide the Board into three classes of Directors with only one class being elected each year, such that the term of the Class I Directors, Class II Directors and Class III Directors would expire at the 2000, 2001 and 2002 annual meetings of stockholders, respectively. If this proposal is not approved by the Company's stockholders, all Directors elected at the 1999 Annual Meeting will serve for a term of one year until the 2000 Annual Meeting and until their respective successors shall have been duly elected and qualified."

         How It Works:

         o When fully implemented, a staggered Board would divide the Board into three classes of two persons each, with only one class standing for re-election each year.

         o Class I - Messrs. Kooper and Luzzi (term to expire at the 2000 Annual Meeting).

         o Class II - Messrs. Yablon and DiFazio (term to expire at the 2001 Annual Meeting).

         o Class III - Messrs. Friedman and Cirillo (term to expire at the 2002 Annual Meeting).

         o After the 2002 Annual Meeting, members of each class would stand for re-election every three years. Hence, it would generally take two annual elections to replace a majority of a classified Board of Directors and effect a forced change in the control of the Company.


         o    Rationale:

              1. To deter coercive takeover tactics and to otherwise encourage third parties interested in acquiring the Company to negotiate with the Board of Directors, thereby facilitating the Board's objective to maximize shareholder value.

              2. Dividing the directors into three classes is in the best interests of the Company and its stockholders because the likelihood of increased continuity and stability in the policies formulated by those members of the Board will be enhanced by having directors serve for three-year terms rather than one-year terms.

         o THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

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         PROPOSAL 3:  COMPENSATION AND RELATED PROVISIONS OF THE CHIEF EXECUTIVE
                      OFFICER'S EMPLOYMENT AGREEMENT AND OPTION PLAN

                      "To approve certain performance-based and other compensation provisions, including compensation payable in connection with termination and change in control, set forth in the employment agreement dated December 2, 1998 (the "CEO Employment Agreement") between the Company and its Chairman and Chief Executive Officer, and to approve the related option plan and agreement ("CEO Option Plan")."

         BACKGROUND:

         o On December 2, 1998, Mr. Friedman entered into an employment agreement to serve as the Company's Chairman and Chief Executive Officer for the next five years.

         o The compensation provisions of the CEO Employment Agreement were based in part on the recommendations of Strategic Compensation Research Associates ("SCRA"), an independent executive compensation consulting firm retained by the Board of Directors, specializing in executive officer and director compensation matters. The Board had retained SCRA to develop an appropriate compensation package for the CEO in order to secure a long term employment agreement and to more closely align his interests with those of the Company's stockholders. The Board carefully considered the recommendations of SCRA and approved the compensation provisions of the CEO Employment Agreement and the related CEO Option Plan.

         COMPENSATION AND OTHER MATERIAL TERMS:

         o Under the CEO's Employment Agreement, the CEO was granted options to purchase 800,000 shares(1) of Common Stock, 200,000 performance units and 300,000 performance shares. Under the CEO Employment Agreement, in the discretion of the Compensation Committee (the "Committee"), the CEO is also entitled to receive an annual cash bonus under the Company's Senior Executive Bonus Program.

         o Each of these grants to the CEO as well as related termination and change of control provisions are subject to stockholder approval under the terms of the CEO Employment Agreement. If any one of these provisions is not approved, the CEO and the Company may renegotiate all of these provisions. In addition, certain of these provisions require stockholder approval in order to provide the Company with a deduction for tax purposes with respect to such compensation paid to the CEO under applicable Federal tax law and regulations.

         o The ISOs have an exercise price of $4.95 (110% of fair market value on the grant date) and the NQSO's have an exercise price of $4.50 (fair market value on the grant date) and vest in three equal installments on the first three anniversaries of the date of grant.

         o IF THE COMPANY ACHIEVES SPECIFIED LEVELS OF AFTER-TAX NET EARNINGS (GIVING EFFECT TO THE ACCRUALS REQUIRED IN CONNECTION WITH THE EXECUTIVE COMPENSATION PROGRAM), THE PERFORMANCE UNITS WOULD

------------------------
(1) These options are intended to be treated as incentive stock options ("ISOs") to the maximum extent permitted under Federal tax law, with the remainder treated as non-qualified stock options ("NQSOs").

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              ENTITLE THE CEO TO A CASH PAYMENT (IN TWO INSTALLMENTS IN APRIL
              2002 AND 2003) OF BETWEEN $10 AND $40 (WITH $25 AS THE TARGET PAYMENT) PER UNIT.

         o The performance shares are essentially restricted stock with restrictions that lapse after eight years if the CEO is still employed by the Company. IF THE COMPANY ACHIEVES SPECIFIED LEVELS OF FULLY DILUTED EARNINGS PER SHARE IN 2001 OR 2002, SUCH RESTRICTIONS WILL LAPSE EARLY.

         o The Committee may authorize the payment of bonuses to the Chief Executive Officer with such conditions and terms as the Committee may determine. Performance goals for the payment of bonuses may include individual objectives, Company objectives or both. Company objectives may include, but not be limited to, one or more of the following: total revenue, earnings, earnings per share or return on equity or the extent of changes in such criteria.

         o In the event of the CEO's termination (including following a change in control), other than by the Company for "cause" or by him without "good reason" (each, as defined in the Employment Agreement), the options, performance units and performance shares vest early.

         o THE BOARD OF DIRECTORS (WITH THE CEO ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         PROPOSAL 4:  AMENDMENT OF EMPLOYEE STOCK OPTION PLAN; IMPLEMENTATION OF
                      1998 TOTAL LONG-TERM COMPENSATION PROGRAM

                           "To approve amendments to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Employee Plan") in order to add performance shares and performance units as securities subject to grant by the Company to employees under the Employee Plan, to make available under the Employee Plan an additional 825,450 shares of the Company's Common Stock, and to make certain other related technical changes to the Employee Plan."

         BACKGROUND:

         o In addition to assisting with the CEO Employment Agreement, SCRA was retained to assist the Company in developing a Company-wide senior management long-term compensation program in order to more closely align the interests of senior management with those of the Company's stockholders and to rationalize the Company's compensation arrangements to make them more consistent with industry compensation practices. The Board carefully considered the recommendations of SCRA and adopted a 1998 Total Long-Term Compensation Program for Key Employees ("Program") that it believes to be in the best interests of the Company and its stockholders in that it properly incentivizes senior management to maximize stockholder value for all stockholders and will enable the Company to attract, retain and motivate key employees.

         o In order to effectuate the Program, the Company amended the 1996 Stock Incentive Plan as of December 2, 1998 to provide for the grant of performance units and performance shares under the Plan. In addition, in order to make sufficient shares available

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              for grant under the Plan in connection with the Program and to satisfy the need to have other options available for non-senior management, the Plan was also amended to make available for grant an additional 825,450 shares of Common Stock (for a total of 2,375,000 shares).

         GRANTS:

         o As of July 2, 1999, excluding the CEO's grants which were not made under the amended Employee Plan, an aggregate of 738,000 shares of Common Stock have been reserved for issuance under the amended Employee Plan in connection with grants to senior management of 360,000 options (of which 150,000 are ISOs) and 378,000 performance shares (restricted stock). In addition, the Company granted such persons 185,000 performance units under the amended Employee Plan which do not require the reservation of shares under the Plan since they are paid in cash when they vest.

         o These amendments to the Employee Plan and grants under the amended Employee Plan are subject to stockholder approval at the 1999 Annual Meeting.

         o THE BOARD OF DIRECTORS (WITH MR. YABLON ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

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         PROPOSAL 5:  AMENDMENT OF NON-EMPLOYEE DIRECTORS PLAN

                           "To approve an amendment to the Company's 1996 Non-Employee Directors Stock Incentive Plan in order to make available under such Plan an additional 200,000 shares of Common Stock."

         o At the beginning of 1999, no shares were available for grant under the 1996 Non-Employee Directors Stock Incentive Plan. Accordingly, the Board determined it was necessary to have additional shares available for grant in order to continue to attract and retain qualified Non-Employee Directors in the event that the Board was expanded to comprise more than six directors or if one or more of the current directors ceased to serve as such for whatever reasons.

         o Accordingly, effective March 1, 1999, the Company amended the 1996 Non-Employee Directors Stock Incentive Plan in order to make available for grant an additional 200,000 shares under the Plan.

         o These amendments to the Non-Employee Director Plan are subject to stockholder approval at the 1999 Annual Meeting.

         o No grants have been made to date under the amended Non-Employee Director Plan, but would be available for the purposes discussed above.

         o THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         GENERAL

         o    Some or all of the directors have a direct  interest in certain of
              the  Proposals  and  have  abstained,   when   appropriate,   from
              recommending a vote in favor of any such Proposal.

         o As of July 2, 1999, the Company's directors and executive officers as a group beneficially owned approximately 14% of the outstanding Common Stock entitled to vote at the Annual Meeting and the Company expects such persons to vote all of their shares in favor of each Proposal.

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